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Exhibit 10.5

FIRST AMENDMENT TO
REGISTRATION RIGHTS AGREEMENT

        This First Amendment to Registration Rights Agreement (this "Amendment") dated as of June    , 2002 is entered into between Sensar Corporation, a Nevada corporation (the "Company"), and Joe Kowal (the "Consultant"). Capitalized terms used in this Amendment without definition have the meanings specified in the Registration Rights Agreement (as defined below).

Recitals

        A.    The Company and the Consultant are parties to that certain Registration Rights Agreement (the "Registration Rights Agreement") dated as of April 23, 2002.

        B.    The Company and the Consultant desire to amend the Registration Rights Agreement in order to change certain conditions precedent to the Company's obligations, anticipate the filing of a Registration Statement on Form S-2, accelerate the termination of applicable registration rights and amend the definition of registrable securities.

        C.    The Company and the Consultant also desire to amend other terms of the Registration Rights Agreement as set forth below.

Agreement

        In consideration of the agreements contained in this Amendment and in the Registration Rights Agreement, the parties agree as follows:

        1.    Amendment.    The Registration Rights Agreement is amended as follows:

  (a)
  Section 2.1 shall be deleted and replaced with the following:

    "2.1 Registration Rights. On or before July 31, 2002, the Company shall file with the Securities Exchange Commission, and use reasonable efforts to cause to become effective, a Registration Statement on Form S-2 (or other registration statement for which the Company is eligible) registering the re-sale of the Registrable Securities. This single registration shall fulfill all registration obligations of the Company under the Registration Rights Agreement and, upon the expiration of the time period set forth in Section 2.3(a), the Registration Rights Agreement shall terminate."

  (b)
  Section 2.3(a) shall be deleted and replaced with the following:

  "(a)
  Keep such registration effective until the earliest to occur of

  (i)
  April 23, 2003; and

  (ii)
  The date the Consultant is eligible to resell the Registrable Securities pursuant to Rule 144 under the Securities Act without volume restrictions or filing requirements; and

  (iii)
  The date the distribution described in the Registration Statement filed pursuant to Section 2.1 above is completed."

  (c)
  A new Section 2.9 shall be added and shall read as follows:

    "2.9 Delivery of Company Information to Prospective Purchasers. The Consultant acknowledges and agrees that he must deliver a copy of the prospectus that is a part of the registration statement filed pursuant to Section 2.1 above to all prospective purchasers of the Registrable Securities. In that regard, in order to be sure that the prospectus delivered by the Consultant is complete and accurate, if the Consultant intends to offer or sale any Registrable Securities, he shall deliver written notice to the Company not more than 30 calendar days and not less than 10 business days prior to any offer or sale of Registrable Securities so that the Company can prepare and deliver to Consultant a current prospectus, including recent annual reports, quarterly reports and other information included in the prospectus."

          (d)    Additional Registrable Securities.    The first sentence of the definition of Registrable Securities is deleted and replaced with the following:

    "Registrable Securities means (i) all of the shares of Common Stock issued or issuable upon exercise of the Warrant; (ii) the 306,250 shares of Common Stock received by the Consultant as a finder's fee under the Consulting and Finders Agreement dated February 13, 2002 between the Consultant and the Company and (iii) any Common Stock issued in respect of the shares described in clauses (i) and (ii) upon any stock split, stock dividend, recapitalization or other similar event."

        2.    Restrictions on Additional Registrable Securities.    Notwithstanding the inclusion in the definition of "Registrable Securities" of the 306,250 shares of Common Stock (the "Finder's Shares") received by Consultant as a finder's fee under the Consulting and Finders Agreement dated February 13, 2002, the Consultant agrees that the Finder's Shares shall not be offered, sold, pledged, hypothecated or otherwise transferred (under a registration statement or otherwise) at any time before March 1, 2003. In order to ensure compliance with this Section 2, the Company may place a stop transfer order on the Finder's Shares for the period prior to March 1, 2003 and may place any restrictive legend on (or refuse to remove any legend from) the Finder's Shares during the period between the date of this Amendment and March 1, 2003.

        3.    No Other Amendments.    Except as expressly provided in this Amendment, the Registration Rights Agreement is not otherwise modified and remains in full force and effect.

        4.    Legal Counsel.    The Consultant acknowledges that Stoel Rives LLP represents only the Company and that the Company and Stoel Rives LLP have recommend to the Consultant that he obtain legal counsel to review and advise him with respect to this Amendment and that Consultant has had an opportunity to so obtain and consult with legal counsel.

(Remainder of page intentionally left blank; signature page follows)

        This First Amendment to Registration Rights Agreement is dated as of the day first above written.

COMPANY:
SENSAR CORPORATION
By:	/s/ KEVIN D. HERZOG Name: Kevin D. Herzog Title: CFO
CONSULTANT:
/s/ JOE KOWAL Joe Kowal

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  Exhibit 10.5
FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT
Recitals
Agreement